Exhibit 99.1

NGP Capital Resources Company Announces

December 31, 2004 Financial Results

Houston (BusinessWire) - March 15, 2005 – NGP Capital Resources Company (NASDAQ: NGPC) today announced financial results for the period August 6, 2004 through December 31, 2004. NGPC began its investment activities on November 15, 2004 after closing its initial public offering of 17,400,000 shares of common stock at $15.00 per share. After deducting underwriting discounts, commissions and offering expenses, NGPC received net proceeds of $244.3 million or approximately $14.04 per share. At December 31, 2004, our net asset value was $14.03 per share. The purpose of the initial public offering was to obtain capital with which to invest primarily in mezzanine loans and senior and subordinated secured loans in U.S. energy companies (portfolio investments). As of December 31, 2004, we have invested approximately $66 million or 27% of our initial net proceeds in portfolio investments.

Highlights on December 31, 2004:

Stockholders’ Equity: $244.0 million

Net Asset Value per share: $14.03

Operating Results (in thousands):

Net decrease in stockholders’ equity (net assets) from operations: $299

Net investment loss: $590

Net unrealized appreciation: $291

Portfolio Investment Activity:

Cost of portfolio investments made during period: $66 million

Number of portfolio companies at December 31, 2004: 2

Portfolio and Investment Activity

As of December 31, 2004 we had invested the net proceeds of our initial offering portfolio as follows: 24% in senior subordinated secured notes, 3% in corporate senior notes, 17% in agency and auction rate securities, and 56% in cash equivalents. At December 31, 2004, the weighted average yield of our targeted investments (excluding cash equivalents, agency and auction rate securities) was 12.1%. The weighted average yield on our senior subordinated secured debt was 12.6%. The weighted average yield of our corporate senior notes was 8.8%. Computed yields use interest rates as of the balance sheet date and include amortization of loan origination fees, original issue discount and market premium or discount, weighted by their respective costs when averaged.

Operating Results

Investment income was modest during our initial 45 days of investment activity following the closing of our initial offering as it largely reflected income generated from invested cash and cash equivalents, agency and auction rate securities. Investment income totaled $853 thousand for the period with $610 thousand attributable to cash equivalents, agency and auction rate securities and $243 thousand attributable to our targeted investments. Operating expenses for the period were $1.4 million and included management fees, insurance expenses, professional fees, directors’ fees and other general and administrative expenses. It also included a non-recurring charge of approximately $705 thousand in expenses related to the organization of the company. The resulting net investment loss was $590 thousand. At December 31, 2004, our portfolio had net unrealized appreciation of $291 thousand. Overall, NGPC had a net decrease in stockholders’ equity (net assets) resulting from operations of $299 thousand or $0.02 per share.

Conference Call at 10:30 a.m. Eastern Time on March 15, 2005

NGPC invites all interested persons to participate in its conference call on March 15, 2005 at 10:30 am Eastern Time. The dial-in number for the call is (800) 818-5264. International callers should dial (913) 981-4910. The pass code for the conference call is 3434607.

We will maintain an audio replay of the call from 1:30 pm Eastern Time on March 15, through March 18, 2005. The replay dial-in number is (888) 203-1112. International callers should dial (719) 457-0820. The replay pass code is 3434607.

Change in Record Date for the Annual Meeting

NGPC also announced that it has changed the record date for its May 18, 2005 annual meeting to April 8, 2005, from the previously announced date of March 15, 2005.

BALANCE SHEET

(in thousands, except per share amounts)

December 31, 2004 (unaudited)
ASSETS
Investments in portfolio securities, at fair value (cost - $65,771)	$66,062
Cash and cash equivalents, at cost which approximates fair value	136,314
Investments in Agency and Auction Rate Securities, at cost which approximates fair value	41,301
Accounts receivable	80
Interest receivable	303
Prepaid assets	492

Total assets	$244,552

LIABILITIES
Accounts Payable	513

Total liabilities	$513

STOCKHOLDERS’ EQUITY (NET ASSETS)
Common stock, par value $.001 per share, 250,000,000 common shares authorized, 17,400,100 issued and outstanding	$17
Paid-in capital in excess of par	244,321
Accumulated net investment loss	(590)
Net unrealized appreciation of portfolio securities	291

Total stockholders’ equity (net assets)	$244,039

Total liabilities and stockholders’ equity (net assets)	$244,552

STATEMENT OF OPERATIONS

(in thousands, except per share amounts)

For the period August 6, 2004 (commencement of operations) through December 31, 2004
OPERATING INCOME
Interest income	$853

Total operating income	853

OPERATING EXPENSES
Management fee	$453
Organization costs	705
General and administrative expenses	285

Total operating expenses	1,443

Net investment loss	$(590)
Net unrealized appreciation on portfolio securities	291

Net decrease in stockholders’ equity (net assets) resulting from operations	$(299)

Loss per common share	$(0.02)

PER SHARE DATA

For the period August 6, 2004 (commencement of operations) through December 31, 2004
Net asset value, beginning of period	$15.00
Underwriting discounts and commissions	(0.82)
Costs related to the initial public offering	(0.13)

Net asset value after offering costs	14.05

Net investment loss	(0.03)
Net unrealized appreciation on portfolio securities	0.01

Net decrease in stockholders’ equity (net assets) resulting from operations	(0.02)

Net asset value, end of period	$14.03

About NGP Capital Resources Company

NGP Capital Resources Company is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. The Company’s investment portfolio will be principally in energy related private companies. From time to time, the Company may also invest in public companies that are not thinly traded. The Company expects to invest primarily in senior secured and mezzanine loans in furtherance of its business plan and may receive equity investments in portfolio companies in connection with such investments. NGP Capital Resources Company is managed by NGP Investment Advisor, LP, an affiliate of Natural Gas Partners, LLC, a leading energy sector private equity investor.

This press release contains forward-looking statements. These forward-looking statements are subject to various risks and uncertainties, which could cause actual results and conditions to differ materially from those projected, including the uncertainties associated with the timing of transaction closings, changes in interest rates, availability of transactions, the future operating results of our portfolio companies, changes in regional, national, or international economic conditions and their impact on the industries in which we invest, or changes in the conditions of the industries in which we invest, and other factors enumerated in our filings with the Securities and Exchange Commission..

We may use words such as “anticipates,” “believes,” “expects,” “intends”, “will”, “should,” “may” and similar expressions to identify forward-looking statements. Undue reliance should not be placed on such forward-looking statements as such statements speak only as of the date on which they are made. We do not undertake to update our forward-looking statements unless required by law.

Persons considering an investment in NGP Capital Resources Company should consider the investment objectives, risks, and charges and expenses of the company carefully before investing. Such information and other information about the company will be available in our annual report on Form 10-K and in prospectuses we issue from time to time in connection with our offering of securities. Such materials are filed with the SEC and copies are available on the SEC’s website, ww.sec.gov. Prospective investors should read such materials carefully before investing.

Contact:

NGP Capital Resources Company

Steve Gardner, 713-752-0062

investor_relations@ngpcrc.com